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                                                                     EXHIBIT 5.1



                               KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                         200 East Randolph Drive  DRAFT
                            Chicago, Illinois  60601

To Call Writer Direct:            312 861-2000                       Facsimile:
   312 861-2000                                                     312 861-2200


                              September 13, 1999


Muzak LLC,
Muzak Finance Corp.
Muzak Capital Corporation
MLP Environmental Music, LLC
Business Sound, Inc.
Muzak Holdings LLC
2901 Third Avenue, Suite 400
Seattle, WA 98121

          Re:  Muzak LLC,
               Muzak Finance Corp.
               Muzak Capital Corporation
               MLP Environmental Music, LLC
               Business Sound, Inc.
               BI Acquisition, LLC
               Muzak Holdings LLC
               Registration Statement on Form S-4
               Registration No. 333-78571
               -------------------------------------------

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special legal counsel to Muzak LLC, a Delaware limited liability company ("Muzak"), and Muzak Finance Corp., a Delaware corporation ("Muzak Finance" and, together with Muzak, the "Issuers") and Muzak Capital Corporation, a Delaware corporation ("Muzak Capital"), MLP Environmental Music, LLC, a Washington corporation, ("MLP Environmental"), Business Sound, Inc., an Ohio corporation ("Business Sound"), BI Acquisition, LLC, a Delaware limited liability company ("BI Acquisition") and Muzak Holdings LLC, a Delaware limited liability company ("Muzak Holdings", and, together with Muzak Capital, MLP Environmental, Business Sound and BI Acquisition, the "Guarantors" and, together with the Issuers, the "Registrants"), in connection with the proposed registration by the Issuers of up to $115,000,000 in aggregate principal amount of the Issuers' 9 7/8% Series B Senior Subordinated Notes due 2009 (the "Exchange Notes"), pursuant to a Registration Statement on Form
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                               KIRKLAND & ELLIS

Muzak LLC
Page 2

S-4 (Registration No. 333-78571) originally filed with the Securities and Exchange Commission (the "Commission") on May 17, 1999, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The obligations of Muzak under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (as supplemented, the "Indenture"), dated as of March 18, 1999, among Muzak and Muzak Finance, as issuers, the Guarantors, and State Street Bank and Trust Company, as trustee. The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuers' outstanding 9 7/8% Senior Subordinated Notes due 2009 (the "Old Notes"), of which $115,000,000 in aggregate principal amount is outstanding.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Certificate of Incorporation and By-Laws or limited liability company agreement, as applicable, of the Registrants, (ii) minutes and records of the corporate or limited liability company proceedings of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, (iii) the Registration Statement, and (iv) the Registration Rights Agreement, dated as of March 18, 1999, among Muzak, Muzak Finance, the Guarantors, CIBC Oppenheimer Corp. and Goldman, Sachs & Co.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others. In rendering the opinion below regarding Business Sound, we have relied on the opinion of Arter & Hadden LLP, which is filed as Exhibit 5.2 to the Registration Statement. In rendering the opinion below regarding MLP Environmental, we have relied on the opinion of Heller Erhman White &
McAuliffe, which is filed as Exhibit 5.3 to the Registration Statement.

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                               KIRKLAND & ELLIS

Muzak LLC
Page 3


     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware case law decided thereunder, the Limited Liability Company Act of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and
(iii) the Exchange Notes has been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Old Notes, the Exchange Notes and the Guarantees will be validly issued and binding obligations of the Registrants.

     We hereby consent to the filing of this opinion with the commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
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                               KIRKLAND & ELLIS

Muzak LLC
Page 4



     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                              Sincerely,


                              /s/ Kirkland & Ellis
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                              Kirkland & Ellis